UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report:                        February 1, 2006
     (Date of earliest event reported)                January 31, 2006

                             Multimedia Games, Inc.
             (Exact name of registrant as specified in its charter)

                                    001-14551
                            (Commission File Number)



                    Texas                                  74-2611034
         (State or other jurisdiction                    (IRS Employer
              of incorporation)                        Identification No.)

      206 Wild Basin Rd., Bldg. B, Suite 400,
                  Austin, Texas                               78746
     (Address of principal executive offices)               (Zip Code)



       Registrant's telephone number, including area code: (512) 334-7500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 8.01  Other Events

Multimedia Games, Inc. (the "Company") was informed on January 31, 2006, that the Circuit Court of Jefferson County, Alabama issued an order in the case of Jefferson County Racing Association v. Hale, Civil Action No. CV 2005-07684. This report sets forth relevant background on this matter, and describes the court's latest order.

Background
----------

The Company, through its wholly owned subsidiary, Innovative Sweepstakes Systems, Inc. ("Innovative"), leased its new promotional sweepstakes system to the Birmingham Race Course, which system became operational on December 15, 2005.

Prior to deploying its system, as is its general practice, the Company obtained and relied upon independent legal opinions analyzing Alabama law as applied to sweepstakes systems. The Company believed its system was in compliance with applicable law. However, the gaming markets the Company addresses are heavily regulated, and the Company has consistently disclosed the risks of regulatory enforcement action against its customers and equipment.

On December 22, 2005, the Jefferson County Sheriff served a search warrant, issued by an Alabama state judge, on the Birmingham Race Course in Birmingham, Alabama. Pursuant to such warrant, the sheriff's officers removed an undetermined number of the Company's computer servers and sweepstakes video readers from the race course facility.

The Company had been informed that on the afternoon of December 22, 2005, the Circuit Court in Jefferson County, Alabama (the "Alabama Circuit Court") issued a temporary restraining order preventing the Jefferson County Sheriff from removing additional units, and essentially "freezing" matters until the January 3, 2006 hearing. In fact, the judge had issued a preliminary injunction, which had the same effect as the temporary restraining order noted above until further notice of the court.

Innovative filed a motion to intervene in the case. The Alabama Circuit Court allowed the intervention and aligned Innovative with the plaintiff.

On January 4, 2006, the Alabama Circuit Court issued an order in the case of Jefferson County Racing Association v. Hale, Civil Action No. CV 2005-07684, granting plaintiffs' motions that, (a) commencing on January 5, 2006, the law enforcement officials return all equipment, information and information media seized from the Birmingham Race Course on December 22, 2005, and (b) plaintiffs may begin immediate repairs and reinstallation of the equipment at the Birmingham Race Course. The court order prohibited operation of the games at the Birmingham Race Course without further order of the court.

The parties were required to work with a mediator to develop and submit a stipulated version of the facts in the case, and file briefs with the court by January 13, 2006, in connection with a January 17, 2006 hearing.

Court's Order of January 31, 2006
---------------------------------

On January 31, 2006, the Alabama Circuit Court issued a Declaratory Judgment and Injunction, wherein the court set forth its findings of fact, and made the following rulings:

     o This Court declares that the Quincy's Sweepstakes as represented to this Court during trial, is a lawful sweepstakes promotion and is not illegal under Alabama law.

     o The Sheriff is, therefore, permanently enjoined from further actions against such operations at the Race Course facility, provided plaintiffs operate the Sweepstakes as represented to the Court.

     o The Sheriff is instructed to return to the Race Course all money seized during the raid, as well as any remaining papers, records, equipment, or property seized but not heretofore returned.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MULTIMEDIA GAMES, INC.



Dated: February 1, 2006                By:   /s/ Craig S. Nouis
                                             -----------------------------------
                                             Craig S. Nouis
                                             Vice President and
                                             Chief Financial Officer


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